UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

MainStreet Bancshares, Inc.
(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

(703) 481-4567
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock	MNSBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Other Events.

October 24, 2022.

During MainStreet Bancshares, Inc. (the "Company") virtual earnings call that was held on October 17, 2022, a question was asked about the estimated breakeven point for MainStreet Bank’s Software as a Service (SaaS) and Banking as a Service (BaaS) solution called AvenuTM.  The question was not answered during the call. Management stated that they would provide the information in a subsequent Form 8-K filing.

AvenuTM operates as a division of MainStreet Bank, a wholly owned subsidiary of the Company. The SaaS solution will not be sold or leased to external parties. The SaaS solution is fully integrated into the newly created AvenuTM BaaS solution and is only to be used by clients and prospective clients of MainStreet Bank.

Revenue from the AvenuTM solution is generated from a combination of client fee income and interest income that is derived from investing client deposit balances. The fee schedule is proprietary and not otherwise in the public domain, as such disclosure of the fee schedule would damage the Bank’s competitive market advantage.

Management believes that a conservative approach to valuing the deposit balances is by applying the effective fed funds rate to the average deposit balances outstanding. The effective fed funds rate adjusts periodically, and therefore estimated breakeven analytics are based upon a point in time analysis.

The breakeven analysis for the AvenuTM solution includes estimates and assumptions that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include discussions of the strategic plans and objectives or anticipated future performance and results of MainStreet Bancshares, Inc. or MainStreet Bank.

Further, the methodology that we use to estimate the breakeven point is a non-GAAP measure and may not include all the fixed or variable costs, including processing costs associated with the software solution, which may not be known until the solution is fully operational.

Based upon the information available today, management estimates that the breakeven point will be met at or around the time AvenuTM has successfully onboarded 20 to 30 clients and outstanding deposit balances average between $75 million and $100 million.  It is our objective to reach breakeven within two years of the time the solution is fully operational.

The information contained in this presentation should be read in conjunction with the Company's most recent Form 10-K and all subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, each of which is available on the Securities and Exchange Commission’s (“SEC”) website (sec.gov).

Investors are cautioned that forward-looking statements, which are not historical fact, involve risks, assumptions and uncertainties that change over time, including those detailed in Form 10-K under the section, “Risk Factors”.  As such, actual results could differ materially from those expressed or implied by forward-looking statements made in this presentation. Management believes that the expectations in these forward-looking statements are based upon reasonable assumptions within the bounds of management’s current knowledge of the Company's business and operations. The Company disclaims any responsibility to update these forward-looking statements to reflect events or circumstances after the date of this presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANCSHARES, INC

Date: October 24, 2022	By:	/s/ Thomas J. Chmelik
Name: Thomas J. Chmelik
Title: Chief Financial Officer